Emerald Oil, Inc. Announces Appointment of Chief Operating Officer

Denver, CO – December 10, 2012 – Emerald Oil, Inc. (NYSE MKT: EOX) (“Emerald” or the “Company”) announced today a key addition to its executive leadership team with the appointment of David Veltri as Chief Operating Officer. Mr. Veltri will oversee all aspects of the Company’s well activities and production operations, including drilling and well completion operations, production facilities and infrastructure, production operations, and operational capabilities including service agreements, operational staffing and operations budgeting. Mike Krzus, Director and Chief Executive Officer, commented, “We are delighted to secure a Chief Operating Officer with the technical capability and depth of relevant oil and gas operational management experience that David brings to the Company, most notably his direct Williston Basin drilling and completion operations experience.”

Mr. Veltri has over 31 years of oil and gas industry experience with a major oil company and several independent oil companies, where he has managed and engineered all phases of upstream and mid-stream oil and gas operations, covering North Dakota, Wyoming, the Rocky Mountains, the Southern U.S., Mid-Continent, Louisiana, Texas and various international locations. Mr. Veltri was most recently Vice President / General Manager of Baytex Energy USA Ltd., where he managed that company’s transition in the Williston Basin from non-operator to an operated upstream oil and gas business with working interests in over 100,000 acres, 100 wells, a two-rig drilling program, completion operations and an active acquisition program. His previous roles include Production Manager at El Paso Exploration and Production Company, Vice President of Production and Drilling at Yuma Exploration and Production Company, Project Engineer at EOG Resources, and Vice President of Production and Engineering at Chesapeake Energy Corp.  Mr. Veltri began his career in the oil and gas industry as a petroleum engineer for Amoco Production Company, and he received a Bachelor of Science in Mining and Engineering from West Virginia University.

About Emerald

Emerald is a Denver-based independent exploration and production company focused primarily on the development of its approximate 48,800 net acres in the Williston Basin in North Dakota and Montana, prospective for oil in the Bakken and Three Forks formations. Emerald also has accumulated 45,100 net acres in the Sandwash Basin in northwest Colorado and southwest Wyoming, prospective for oil in the Niobrara formation, and 33,500 net acres in central Montana, prospective for oil in the Heath formation. For more information, visit the Company’s website at www.emeraldoil.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of the securities laws. All statements other than statements of historical facts included herein may constitute forward-looking statements. Forward-looking statements in this document may include statements regarding the Company’s expectations regarding the Company’s operational, exploration and development plans, the Company’s expectations regarding the nature and amount of the Company’s reserves and expectations regarding production, revenues, cash flows and recoveries. When used in this press release, the words "will," "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "project," "profile," "model," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and natural gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

Contact

Emerald Oil, Inc.

McAndrew Rudisill, President

or Marty Beskow, Vice President of Finance / Capital Markets

(303) 323-0008

info@emeraldoil.com

www.emeraldoil.com